                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549

                          -------------------------

                                FORM 8-K/A-1

                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the

                       Securities Exchange Act of 1934


                               Date of Report
                               April 17, 1996


                             THE SHAW GROUP INC.
           (Exact name of registrant as specified in its charter)


      Louisiana                  0-22992                   72-1106167

   (State or other           (Commission File             (IRS Employer
   jurisdiction of               Number)               Identification No.)
    incorporation)

   11100 Mead Road, 2nd Floor, Baton Rouge, Louisiana         70816
        (Address of principal executive offices)            (Zip Code)

Registrant's telephone number, including area code        (504) 296-1140

                                 Not Applicable
         (Former name or former address, if changed since last report)

                       AMENDMENT TO APPLICATION OR REPORT
                   FILED PURSUANT TO SECTION 12, 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                              THE SHAW GROUP INC.

                                AMENDMENT NO. 1



     The undersigned registrant hereby amends the following items, financial statements, exhibit or other portions of its Current Report on Form 8-K filed on April 17, 1996, as set forth in the pages attached hereto:

     Item 7(a)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

     Item 7(b)  PRO FORMA FINANCIAL INFORMATION



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned hereunto duly authorized.


                                        THE SHAW GROUP INC.
                                        (Registrant)

Date:    06/17/96                       By:  /s/ Bret M. Talbot
     --------------------                  --------------------------------
                                             Bret M. Talbot, Vice President
                                             and Chief Financial Officer

     Item 7(a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

     Unaudited Combined Balance Sheet of Alloy Piping Products, Inc. as of January 31, 1996 and Unaudited Combined Statements of Operations and Statements of Cash Flows of Alloy Piping Products, Inc. for the six months ended January 31, 1995 and 1996.

     Combined Financial Statements for the fiscal years ended July 31, 1993, 1994 and 1995 for Alloy Piping Products Group.

                          ALLOY PIPING PRODUCTS, INC.
                             COMBINED BALANCE SHEET
                                  (UNAUDITED)
                             AS OF JANUARY 31, 1996

                                     ASSETS

Current Assets:

  Cash                                                      $  2,501,937
  Accounts receivable                                          7,201,756
  Inventories                                                 15,365,520
  Prepaid expenses                                               273,747
                                                            ------------
    Total current assets                                      25,342,960

Property and equipment:
  Transportation equipment                                        74,965
  Furniture and fixtures                                       1,032,415
  Machinery and equipment                                     12,028,021
  Buildings and improvements                                   5,799,476
  Assets acquired under capital leases                            37,350
  Land                                                           708,974
                                                            ------------
                                                              19,681,201

Less: Accumulated depreciation (including
      amortization of assets acquired under
      capital leases)                                        (12,182,612)
                                                            ------------
                                                               7,498,589

Other assets, net                                                514,542
                                                            ------------
                                                            $ 33,356,091
                                                            ============

                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                             1,870,206
  Accrued liabilities                                          4,425,876
  Current maturities of long-term debt                         2,283,357
  Revolving line of credit                                     5,764,387
                                                            ------------

    Total current liabilities                                 14,343,826

Long-term debt, less current maturities                        4,879,385

Deferred income taxes                                            494,966

Shareholders' equity:
  Common stock                                                     1,000

  Retained earnings                                           13,636,914
                                                            ------------

  Total shareholders' equity                                  13,637,914
                                                            ------------
                                                            $ 33,356,091
                                                            ============

                         ALLOY PIPING PRODUCTS, INC.
                       COMBINED STATEMENTS OF OPERATIONS
                                 (UNAUDITED)
              FOR THE SIX MONTHS ENDED JANUARY 31, 1995 AND 1996



                                              1995              1996
                                              ----              ----

Income:
  Sales                                   $29,223,443        $31,532,392
  Cost of sales                            24,061,238         23,341,891
                                          ------------------------------
  Gross profit                              5,162,205          8,190,501


General and administrative
  expenses                                  4,208,233          4,954,885
                                          ------------------------------
     Operating Income (Loss)                  953,972          3,235,616

Interest expense                             (543,817)          (621,231)
Other income, net                             368,105            218,278
                                          ------------------------------
                                             (175,712)          (402,953)
                                          ------------------------------

Income before income taxes                    778,260          2,832,663

Provision for income taxes                    230,346            996,751
                                          ------------------------------
   Net Income                                $547,914         $1,835,912
                                          ==============================

                         ALLOY PIPING PRODUCTS, INC.
                       COMBINED STATEMENTS OF CASH FLOWS
                                 (UNAUDITED)
              FOR THE SIX MONTHS ENDED JANUARY 31, 1995 AND 1996



                                                    1995              1996
                                                    ----              ----

Cash flows from operating activities:
  Net income                                       $547,914        $1,835,912
  Adjustments to reconcile net income to
  Net cash provided by operating activities:
    Depreciation and amortization                   574,406           573,934
    Bad debt expense                                  6,357             7,240
    Provision for deferred income taxes              77,478           187,501
    Changes in assets and liabilities
     Decrease (increase) in
       Accounts receivable                          (38,536)         (188,386)
       Inventories                               (1,255,278)       (1,502,409)
       Other current assets                        (117,436)         (104,242)
       Other assets                                 266,156          (225,052)
     Increase (Decrease) in
       Accounts payable                             (59,347)       (1,846,728)
       Accrued liabilities                        1,876,503         2,824,445
                                               ------------------------------
    Net cash provided by operating activities     1,878,217         1,562,215


Cash flows from investing activities:
  Proceeds from sale of investment                        -           750,000
  Purchases of property and equipment              (678,869)       (1,092,134)
                                               ------------------------------
    Net cash used in investing activities          (678,869)         (342,134)


Cash flows from financing activities:
  Net borrowing (repayment) under line-of-credit
   agreements                                     1,706,870          (639,156)
  Distributions to partners                         (45,710)         (209,515)
  Repayment of debt                                (466,213)         (294,684)
                                               ------------------------------
    Net cash provided by (used in) financing
     activities                                   1,194,947        (1,143,355)

Net increase (decrease) in cash                   2,394,295            76,726

Cash - beginning of period                        3,443,121         2,425,211
                                               ------------------------------
Cash - end of period                             $5,837,416        $2,501,937
                                               ==============================

Supplemental disclosures:

  Cash payments for:
    Interest                                       $543,817          $621,231
                                               ==============================
    Income taxes
                                                   $290,741        $1,248,284
                                               ==============================

                          ALLOY PIPING PRODUCTS GROUP
                             SHREVEPORT, LOUISIANA

                         COMBINED FINANCIAL STATEMENTS
                          JULY 31, 1993, 1994 AND 1995

                          Alloy Piping Products Group
                             Shreveport, Louisiana









                               Table of Contents






Page
 No.
  1    Combined Balance Sheets                                   Exhibit A
         July 31, 1994 and 1995

  2    Combined Statements of Operations                         Exhibit B
         for the Years Ended July 31, 1993, 1994 and 1995

  3    Combined Statements of Equity                             Exhibit C
         for the Years Ended July 31, 1993, 1994 and 1995

  4    Combined Statements of Cash Flows                         Exhibit D
         for the Years Ended July 31, 1993, 1994 and 1995

  5    Notes to Combined Financial Statements
         July 31, 1993, 1994 and 1995

 14    Independent Auditor's Report

                         Alloy Piping Products Group
                            Shreveport, Louisiana

                           Combined Balance Sheets                   Exhibit A
                           July 31, 1994 and 1995


           Assets
                                                1994         1995
                                             -----------  -----------
Current Assets
  Cash and Cash Equivalents                  $ 3,443,121  $ 2,425,211
  Accounts Receivable                          6,841,273    7,020,610
  Note Receivable - Related Party                157,226       -
  Inventories                                  9,181,092   13,863,111
  Other Current Assets                            94,959      169,505
                                             -----------  -----------
    Total Current Assets                      19,717,671   23,478,437
                                             -----------  -----------
Property, Plant and Equipment - Net            6,318,265    6,980,389

Investments in Limited Liability Company                      750,000

Other Assets                                     625,388      289,490
                                             -----------  -----------
  Total Assets                               $26,661,324  $31,498,316
                                             ===========  ===========
          Liabilities and Equity

Current Liabilities
  Notes Payable                              $ 4,320,505  $ 7,242,173
  Loans from Stockholder                       1,371,422    1,371,422
  Accounts Payable                             3,580,261    3,716,934
  Accrued Payroll and Bonuses                    686,215      458,319
  Accrued Profit Sharing Contribution            235,250      300,000
  Other Accrued Expenses                         237,349      229,188
  Income Taxes Payable                            60,395      613,924
  Deferred Income Taxes                           77,478       -
                                             -----------  -----------
    Total Current Liabilities                 10,568,875   13,931,960
                                             -----------  -----------
Long-Term Debt                                 6,129,213    5,247,374

Deferred Income Taxes                            455,227      307,465
                                             -----------  -----------
    Total Liabilities                         17,153,315   19,486,799

Equity
  Common Stock, No Par Value
    1,000 Shares Authorized
    100 Shares Issued and Outstanding              1,000        1,000
  Corporate Retained Earnings                  9,361,923   11,551,614
  Partners' Equity                               145,086      458,903
                                             -----------  -----------
                                               9,508,009   12,011,517
                                             -----------  -----------
  Total Liabilities and Equity               $26,661,324  $31,498,316
                                             ===========  ===========

           The accompanying Notes to Combined Financial Statements are an integral part of this statement.

                         Alloy Piping Products Group
                            Shreveport, Louisiana

                      Combined Statements of Operations               Exhibit B
              for the Years Ended July 31, 1993, 1994 and 1995








                                            1993                  1994                  1995
                                       -------------         -------------         -------------
Sales                                  $  38,542,412         $  43,593,456         $  55,934,123
Cost of Goods Sold                        30,389,989            31,318,138            37,889,698
                                       -------------         -------------         -------------
Gross Profit                               8,152,423            12,275,318            18,044,425

General and Administrative Expenses        6,968,268            10,625,559            13,126,354
                                       -------------         -------------         -------------
Operating Income                           1,184,155             1,649,759             4,918,071
                                       -------------         -------------         -------------

Interest Expense                          (1,238,096)           (1,173,896)           (1,372,405)
Interest Income                              436,360                80,292               145,115
Gain on Sale of Assets                       746,970                (4,699)               -
Other Income - Net                           301,799               396,300               580,118
                                       -------------         -------------         -------------
                                             247,033              (702,003)             (647,172)
                                       -------------         -------------         -------------
Income Before Income Taxes                 1,431,188               947,756             4,270,899

Provision for Income Taxes                   717,897               224,643             1,277,482
                                       -------------         -------------         -------------
Net Income                             $     713,291         $     723,113         $   2,993,417
                                       =============         =============         =============
Net Income Per Share                   $    7,132.91         $    7,231.13         $   29,934.17
                                       =============         =============         =============

           The accompanying Notes to Combined Financial Statements are an integral part of this statement.

                         Alloy Piping Products Group
                            Shreveport, Louisiana

                         Combined Statements of Equity                Exhibit C
               for the Years Ended July 31, 1993, 1994 and 1995






                                    Corporate
                      Common        Retained        Partners'
                      Stock         Earnings         Equity                Total
                    ---------    -------------    ------------         -------------
Balances,
July 31, 1992       $   1,000    $   8,261,605    $      -             $   8,262,605

Net Income                             713,291           -                   713,291
                    ---------    -------------    ------------         -------------
Balances,
July 31, 1993           1,000        8,974,896           -                 8,975,896

Net Income                             387,027         336,086               723,113

Contributions by
Partners                               -                10,000                10,000

Distributions to
Partners                               -              (201,000)             (201,000)
                    ---------    -------------    ------------         -------------
Balances,
July 31, 1994           1,000        9,361,923         145,086             9,508,009

Net Income                           2,189,691         803,726             2,993,417

Distributions to
Partners                               -              (489,909)             (489,909)
                    ---------    -------------    ------------         -------------
Balances,
July 31, 1995       $   1,000    $  11,551,614    $    458,903         $  12,011,517
                    =========    =============    ============         =============

           The accompanying Notes to Combined Financial Statements are an integral part of this statement.

                         Alloy Piping Products Group
                            Shreveport, Louisiana

                      Combined Statements of Cash Flows                Exhibit D
              for the Years Ended July 31, 1993, 1994, and 1995




                                                                1993                     1994                      1995
                                                            ------------            -------------            ---------------
Cash Flows From Operating Activities:
  Net Income                                                $    713,291            $     723,113            $     2,993,417
  Adjustments to Reconcile Net Income to
  Net Cash Provided by Operating Activities:
    Depreciation and Amortization                              1,428,563                1,416,774                  1,217,684
    Bad Debt Expense                                              78,716                  107,700                    213,307
    (Gain) Loss on Sale of Assets                               (746,990)                   4,699                      -
    Deferred Income Tax Expense (Benefit)                        154,404                 (358,531)                  (225,240)
    Changes in Assets and Liabilities
      Decrease (Increase) in
        Accounts Receivable                                     (901,088)              (1,852,577)                  (392,644)
        Inventories                                            1,581,941                2,611,734                 (4,682,019)
        Other Current Assets                                      (7,765)                 105,944                    (74,545)
        Other Assets                                            (182,645)                (396,614)                   309,924
      Increase (Decrease) in
        Accounts Payable                                        (755,012)               1,283,884                    136,673
        Accrued Liabilities                                      111,106                   74,350                   (171,306)
        Income Taxes Payable                                      50,275                    7,244                    553,529
                                                             -----------            -------------             --------------
          Total Adjustments                                      811,505                3,004,607                 (3,114,637)
                                                             -----------            -------------             --------------
  Net Cash Provided by (Used in) Operating Activities          1,524,796                3,727,720                   (121,220)
                                                             -----------            -------------             --------------
Cash Flows From Investing Activities:
  Collections on Loan to Related Party                         1,346,311                  360,530                    157,226
  Purchase of  Investment                                          -                        -                       (750,000)
  Capital Expenditures                                          (447,028)                 (28,919)                (1,853,834)
  Proceeds from Sales of Assets                                    -                      158,065                      -
                                                             -----------            -------------             --------------
  Net Cash Provided by (Used in) Investing Activities            899,283                  489,676                 (2,446,608)
                                                             -----------            -------------             --------------
Cash Flows From Financing Activities:
  Net Borrowing (Repayment) Under
    Line-of-Credit Agreements                                 (2,617,630)              (2,304,001)                 2,865,150
  Proceeds from Issuance of Debt                               3,205,773                5,106,422                      -
  Principal Payments Under Debt Obligations                   (3,208,303)              (3,778,658)                  (825,323)
  Partners' Contribution to Equity                                 -                       10,000
  Distributions to Partners                                        -                     (201,000)                  (489,909)
                                                             -----------            -------------             --------------
  Net Cash Provided by (Used in) Financing Activities         (2,620,160)              (1,167,237)                 1,549,918
                                                             -----------            -------------             --------------
Net Increase (Decrease) in Cash                                 (196,081)               3,050,159                 (1,017,910)

Cash - Beginning                                                 589,043                  392,962                  3,443,121
                                                            ------------            -------------            ---------------
Cash - Ending                                               $    392,962            $   3,443,121            $     2,425,211
                                                            ============            =============            ===============

                                         SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash Paid During the Year for
  Interest                                                  $  1,238,096            $   1,114,895            $     1,402,407
                                                            ============            =============            ===============
  Income Taxes                                              $    553,812            $     441,643            $       917,901
                                                            ============            =============            ===============

             The accompanying Notes to Consolidated Financial Statements are an integral part of this statement.

                          Alloy Piping Products Group
                             Shreveport, Louisiana

                   Notes to Consolidated Financial Statements
                          July 31, 1993, 1994 and 1995


NOTE  1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Alloy Piping Products, Inc. and its affiliates (the Group) manufacture and distribute stainless and carbon steel buttweld pipe fittings and other stainless steel pipe products. The Group has a manufacturing facility in Shreveport, Louisiana. Distribution facilities are located in Shreveport, Louisiana; Houston, Texas; Atlanta, Georgia; Branchburg, New Jersey; Phoenix, Arizona; and Tulsa, Oklahoma. Sales offices are located in Shreveport, Louisiana; Houston, Texas; Atlanta, Georgia; Branchburg, New Jersey; Phoenix, Arizona; and Tulsa, Oklahoma.

Principles of Combination - The combined financial statements include the accounts of a group of affiliated entities which are under the common ownership of Mr. Dale Brown and other family members. Alloy Piping Products, Inc. (the Company) is the primary company of the affiliated group. The entities in the Group are as follows:

     Alloy Piping Products, Inc.
     APP Speedline, Inc.
     Speedline Partnership

All intercompany balances and transactions have been eliminated.

Each member of the group has a July 31 fiscal year end except Speedline Partnership, which has a fiscal year ending December 31. The financial information of Speedline Partnership has been restated in the combined financial statements to reflect a year end date of July 31.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents - Cash and cash equivalents consist principally of demand deposits at commercial banks and investments in overnight repurchase agreements. Demand deposit balances, as reflected in the bank's records, are insured by the Federal Deposit Insurance Corporation up to $100,000 for each depositor. Balances of demand deposits, as reflected in the bank's records, in excess of the federally insured amount are $3,560,147 and $504,343 for the years ended July 31, 1994 and 1995, respectively. Overnight repurchase agreements totaling $3,522,076 at July 31, 1995, are secured by mortgage backed securities.

Concentration of Credit Risk - The Group extends unsecured credit through open trade receivables to its customers for wholesale and retail sales of pipe fittings. The customers are located throughout the United States and Canada.

Accounts Receivable - Accounts receivable are pledged to secure debt to LaSalle National Bank. For financial statement purposes, an allowance for potential bad debts is established by management based upon a specific review of accounts and all known bad debts are charged off as they are identified. This method does not materially depart from generally accepted accounting principles. The allowance for potential bad debts was $-0- for the years ended July 31, 1993, 1994 and 1995. There were $78,716, $107,700 and $213,307 of bad debts charged off for the years ended July 31, 1993, 1994 and 1995, respectively. The Company collected $263,780, $14,413 and $10,352 of previously charged-off receivables during the years ended July 31, 1993, 1994 and 1995, respectively.

Inventories - Inventories consist of raw materials, work in progress, and finished goods. All inventories are valued at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method.

Property, Plant and Equipment - Property, plant, and equipment are carried at cost. Major additions and betterments are charged to the property accounts while replacements, maintenance, and repairs which do not extend the useful lives of the respective assets are expensed. When property is retired or otherwise disposed of, the cost of the property is removed from the asset account, accumulated depreciation is charged with an amount equal to the depreciation provided, and the gain or loss, if any, is credited or charged to income.

For financial statement purposes, assets are depreciated using the straight line method over their estimated useful lives. For tax purposes, assets placed in service prior to January 1, 1981, are depreciated using both double declining and straight line methods of depreciation. Accelerated methods are utilized for property placed in service after 1980.

Investments - Investments in entities in which the Group has a 20% to 50% interest are accounted for under the equity method.

Loan Origination Costs - Loan origination costs are capitalized and amortized over the term of the related loan using the straight line method.

Intangible Assets - Intangible assets are stated at acquisition cost and are being amortized on a straight line basis over their estimated useful lives of one to five years.

Profit Sharing Plan - The Company implemented a defined contribution profit sharing plan covering all qualified employees in 1989. The Company makes a discretionary contribution to the plan not to exceed 15% of eligible employee compensation. The contributions to the profit sharing plan were $231,750, $235,250 and $300,000 for the years ended July 31, 1993, 1994 and 1995, respectively.

NOTE  2 INVENTORIES

Inventories are comprised of the following components at July 31, 1994 and 1995:


                                                  1994                1995
                                               ----------          -----------
Raw Materials                                  $  774,033          $ 1,789,945
Work-in-Process                                   923,217            1,138,708
Finished Goods                                  7,483,842           10,934,458
                                               ----------          -----------
 Total                                         $9,181,092          $13,863,111
                                               ==========          ===========

Virtually all inventory is pledged to secure debt to various creditors.  See
Note 6.

NOTE  3 PROPERTY, PLANT AND EQUIPMENT


                           Balance                             Balance
                           August 1,                           July 31,
                             1993      Additions   Deletions     1994
                          -----------  ----------  ---------  -----------

Land                      $   774,224  $           $  65,250  $   708,974
Buildings and
 Improvements               5,101,033                           5,101,033
Machinery and Equipment     9,945,223                           9,945,223
Furniture and Fixtures        785,958      23,391                 809,349
Automotive Equipment          158,445      26,169    133,035       51,579
                          -----------  ----------  ---------  -----------
  Total at Cost           $16,764,883  $   49,560  $ 198,285  $16,616,158
                          ===========  ==========  =========  ===========
Accumulated Depreciation  $ 8,997,252  $1,315,521  $  14,880  $10,297,893
                          ===========  ==========  =========  ===========
Net Book Value            $ 7,767,631                         $ 6,318,265
                          ===========                         ===========

                            Balance                             Balance
                           August 1,                           July 31,
                             1994      Additions   Deletions     1995
                          -----------  ----------  ---------  -----------

Land                      $   708,974  $           $          $   708,974
Buildings and
 Improvements               5,101,033     398,444               5,499,477
Machinery and Equipment     9,945,223   1,432,003              11,377,226
Furniture and Fixtures        809,349                             809,349
Automotive Equipment           51,579      23,387                  74,966
                          -----------  ----------             -----------
  Total at Cost           $16,616,158  $1,853,834  $   -      $18,469,992
                          ===========  ==========  =========  ===========
Accumulated Depreciation  $10,297,893  $1,191,710  $   -      $11,489,603
                          ===========  ==========  =========  ===========
Net Book Value            $ 6,318,265                         $ 6,980,389
                          ===========                         ===========

Depreciation expense for the years ended July 31, 1993, 1994 and 1995 was $1,393,083, $1,315,521 and $1,191,710, respectively.

Virtually all the fixed assets of the Company are pledged to secure debt. See Note 6.

NOTE  4 NOTES RECEIVABLE


                                                            1994        1995
                                                         ----------   ----------
Note receivable from sale of common stock investment
in Canadoil Forge, Ltd. with a $1,000,000 face amount,
non interest bearing, due in an initial payment of
$105,000, then 25 monthly payments of $35,000 and a
final installment of $20,000 on December 1, 1994 (less
unamortized discount based on imputed interest rate
of 7.50% of $2,744 for 1994).                            $  157,226   $    -
                                                         ==========   ==========

NOTE  5     OTHER ASSETS

Other assets consist of the following:
                                                            1994         1995
                                                         ----------   ----------
Certificate of Deposit pledged to Office of
  Worker's Compensation through Louisiana
  Department of Employment and Training                  $  108,888   $  111,924
Deposits                                                     22,083       40,143
Loan Origination Costs, net of accumulated
  amortization of $80,778 and $4,699 for
  1994 and 1995, respectively                                36,572       32,681
Intangible assets, net of accumulated
  amortization of $96,250 and $43,333 for
  1994 and 1995, respectively                                78,750       56,667
Deposit on Equipment                                        211,775            -
Equipment not yet placed in service                         167,320       48,075
                                                         ----------   ----------
  Total                                                  $  625,388   $  289,490
                                                         ==========   ==========

Amortization expense for the years ended July 31, 1993, 1994 and 1995 was $35,480, $101,253 and $25,974, respectively.



NOTE  6     NOTES AND MORTGAGES PAYABLE

                                                      1994             1995
                                                  ------------     ------------
Line of credit at LaSalle National Bank in the
amount of $15,000,000 payable on demand.
Advances are available to borrower equal to 85%
of the face amount of eligible trade accounts
receivable plus 50% of the lower of cost or
market value of eligible inventory or
$6,000,000, whichever is less.  The line bears
interest at bank prime plus 1.50% (8.75% and
10.25% at July 31, 1994 and 1995, respectively).
The line is secured by pledge of trade accounts
receivable, note receivable, inventory and
goods, contract rights, instruments, documents
and general intangibles, and is further secured
by junior liens on certain real estate and
equipment, and the continuing guaranty of Ronald
Dale Brown, Sr., stockholder of the Company, and
Mildred Gayle O'Pry Brown.                        $  3,538,393      $ 6,403,544

Promissory note to Hibernia National Bank, in
the original amount of $2,735,000 at 8.375%,
payable in 95 monthly installments of $26,935
including interest beginning July 1, 1994 with
balance due June 1, 2002.  The note is secured
by a future advance mortgage covering real
estate, collateral assignment of leases and
rents, security interest in life insurance
policy on R. Dale Brown, and the continuing
guaranty of Ronald Dale Brown.                       2,719,251        2,624,807

Promissory note to Hibernia National Bank, in
the original amount of $1,000,000 at 8.375%,
payable in 95 monthly installments of $9,850
including interest beginning July 1, 1994 with
balance due June 1, 2002.  The note is secured
by a future advance mortgage covering real
estate, collateral assignment of leases and
rents, security interest in a life insurance
policy on and the continuing guaranty of
Ronald Dale Brown.                                      994,239          959,684

Note payable to Machine Tool Finance Corporation
in the original amount of $3,000,000 at 7.95%
interest, payable in 72 monthly installments of
$52,527, including principal and interest
beginning August 1, 1993 with balance due July
1, 1999.  The note is secured by a first
priority lien and security interest in equipment.     2,558,247        2,076,886

Note payable to Hibernia National Bank in the
amount of $300,000 at prime plus  0.50%, payable
in 59 monthly principal installments of $5,000,
plus interest, beginning September 11, 1992,
with balance due August 11, 1997. The note is
secured by a security interest in all deposit
accounts and certain equipment.                         185,660          125,660

Note payable to Nor Am Energy Corporation in the
original amount of $349,755 at 8.0% interest,
payable in 60 monthly installments of $7,092,
including principal and interest, due July 1,
1998. The note is secured by a collateral
mortgage of real property located on Grimmett
Drive, Shreveport, Louisiana.                           282,590          217,981

Notes payable to Chase Manhattan Leasing Company
in various original amounts totaling $398,245,
payable in 60 monthly installments each, ranging
from $400 to $511 a month including interest at
11.75%, due May 19, 1996 through October 19,
1996.  These notes are secured by
pledge of twenty (20) forklifts.                        171,338           80,985

Note payable to Dale Brown, stockholder of the
Company, due on demand, at 8% interest,
unsecured. (See Note 9).                              1,371,422        1,371,422
                                                  -------------    -------------

Total                                                11,821,140       13,860,969

Less :  Current Portion                              (4,320,505)      (7,242,173)
        Loans from Stockholder                       (1,371,422)      (1,371,422)
                                                  -------------    -------------
Long-Term Debt                                    $   6,129,213    $   5,247,374
                                                  =============    =============

Maturities of notes and mortgages payable in fiscal years subsequent to July 31, 1995 are as follows:

Fiscal year ended July 31,
  1996                                                    $          8,613,595
  1997                                                                 818,338
  1998                                                                 816,185
  1999                                                                 694,566
  2000                                                                 204,303
  Thereafter                                                         2,713,982
                                                          --------------------
    Total                                                 $         13,860,969
                                                          ====================

The Company is required to maintain certain levels of working capital, net worth and debt to equity ratios according to the terms of certain of their loans. As of July 31, 1995, the Company was in compliance with all covenants.

NOTE  7 LEASES

The Company leases sales offices in Houston, Atlanta, New Jersey, Phoenix and Tulsa under operating leases. Rent expense for these offices totaled $498,887, $497,140 and $402,890 for the years ended July 31, 1993, 1994, and 1995, respectively, and is included in operating expense.

The Company also leased certain equipment under non-cancelable operating leases. Lease payments for equipment for the years ended July 31, 1993, 1994 and 1995 totaled $52,971, $55,414 and $51,847, respectively, and are included in cost of goods sold.

Following is a summary of operating leases and future options:

      Location of           Expiration
        Property           Date of Lease                    Future Options
- - ----------------------  ------------------       ---------------------------------------
Houston, Texas          January 31, 1999         None

Atlanta, Georgia        September 30, 1994       Option to renew for three years at
                                                 $5,700 per month.

Branchburg, New Jersey  January 14, 1998         None

Phoenix, Arizona        July 31, 1998            None

Tulsa, Oklahoma         May 3, 1995              Option to renew for one year at $2,600
                                                 per month.

Shreveport, Louisiana   May 1, 1997              Option to purchase at end of lease term
                                                 for fair market value of the equipment.

Shreveport, Louisiana   May 1, 1997              Option to purchase at end of lease
                                                 term for fair market value of the
                                                 equipment.

Shreveport, Louisiana   June 21, 1997            Option to purchase at end of lease term
                                                 for $41,309

Shreveport, Louisiana   June 22, 1997            Option to purchase at end of lease term
                                                 for $40,616

Minimum future rentals under these leases for subsequent fiscal years is as follows:


Fiscal year ended July 31,
  1996                                                $362,532
  1997                                                 353,280
  1998                                                 221,827
  1999                                                  46,700
  2000                                                   7,473
                                                      --------
    Total                                             $991,812
                                                      ========

NOTE  8 INCOME TAXES

Provision for income taxes for the years ended July 31 is as follows:


                                         1993            1994           1995
                                       --------       ----------     ----------
Federal Income Tax                     $508,760       $  509,421     $1,317,405
State Income Tax                         54,733           73,753        185,316
Deferred Income Tax Expense (Benefit)   154,404         (358,531)      (225,239)
                                       --------       ----------     ----------
                                       $717,897       $  224,643     $1,277,482
                                       ========       ==========     ==========

A reconciliation of Federal statutory and effective income tax rates for the years ended July 31 is as follows:


                                         1993            1994           1995
                                         ----            ----           ----
Federal Statutory Rate                   34%              34%            34%
State Taxes Provided                      5                4              4
Foreign Income Taxes                      3                -              -
Partnership Earnings                      -              (13)            (7)
Other                                     8               (1)            (1)
                                         ---              ---            ---
                                         50%              24%            30%
                                         ===              ===            ===

Speedline Partnership is not a tax paying entity for income tax purposes, and thus no income tax expense related to its income has been recorded in the statements. Income from the partnership is taxed to the partners in their individual returns.

Deferred income taxes arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or noncurrent, depending on the classification of the assets and liabilities to which they relate. Deferred taxes arising from timing differences that are not related to an asset or liability are classified as current or noncurrent depending on the periods in which the timing differences are expected to reverse. The principal temporary differences relate to the use of accelerated methods of depreciation and installment gains for income tax purposes. Deferred income tax liabilities as of July 31 are as follows:

                                                         1994           1995
                                                       --------       --------
Excess Tax Over Financial Reporting
   Asset Basis                                         $455,227       $307,465
Installment Gains Deferred for Tax Purposes              77,478           -
                                                       --------       --------
   Total                                                532,705        307,465
Less Current Portion                                     77,478           -
                                                       --------       --------
Long-Term Portion                                      $455,227       $307,465
                                                       ========       ========

NOTE 9 RELATED PARTY TRANSACTIONS

The Company purchased inventory from Canadoil Forge, Ltd. (a related party) in the amount of $3,882,939 and $2,589,439 during the years ended July 31, 1993 and 1994, respectively.

The Company holds notes receivable from Canadoil Forge, Ltd. with a balance of $157,226 as of July 31, 1994. Interest income recognized on these notes receivable during the years ended July 31, 1993 and 1994, totaled $401,015 and $24,470, respectively.

Interest expense on the notes payable to the stockholder was $113,222, $204,076 and $129,282 during 1993, 1994 and 1995, respectively.

NOTE 10 COMMITMENTS AND CONTINGENCIES

In the opinion of management, there are no contingent claims or litigation against the Group which would materially affect its financial position.

At July 31, 1995, the Company had $500,000 of available letters of credit with a bank to be drawn upon as needed. Included in this amount is an outstanding irrevocable letter of credit for foreign purchases in the amount of $112,512. This letter of credit is unsecured and has not been presented for payment as of July 31, 1995.

The Company also had an outstanding letter of credit reserve for inventory purchases in the amount of $173,537 at July 31, 1995. This letter of credit reserve is secured by pledge of trade accounts receivable, inventory and goods, contract rights, instruments, documents and general intangibles, and is further secured by junior liens on certain real estate and equipment, and the continuing guaranty of Ronald Dale Brown, Sr., stockholder of the Company, and Mildred Gayle O'Pry Brown. See Note 6.

The Company adopted a self-insured workers' compensation plan in 1990 with stop-loss insurance administered by a third party. Contributions are made on an as-needed basis to an escrow account from which claims are paid. Claims paid for the years ended July 31, 1993, 1994 and 1995 of $72,317, $109,063 and
$44,761, respectively, have been included in insurance expense. Balances on deposit to cover statutorily required deposits and expense are $178,019, $182,414 and $263,955 at July 31, 1993, 1994 and 1995, respectively.

Ronald Dale Brown, Sr., stockholder of the Company, has guaranteed debt of up to $4,000,000 for International Extruded Products, L.L.C. and Northland Avenue Properties, L.L.C., in which the Company holds a 45% interest.

On June 3, 1993, the Company acquired certain of the assets of Oil Capitol Supply Co., Inc. The total cost of the acquisition was $808,300, which included intangible assets totaling $175,000 to be amortized over the straight-line method over 1 - 5 years.

NOTE 11 INVESTMENT IN LIMITED LIABILITY COMPANIES

On May 8, 1995, the Company purchased a 45% interest in International Extruded Products, L.L.C., also a manufacturer of stainless and carbon steel pipe products, and Northland Avenue Properties, L.L.C. for $750,000. The investment is accounted for using the equity method, as management believes this method appropriately accounts for the activities of the acquired entities. The difference between the amount at which the investment is carried by the Company and the amount of underlying equity in the net assets of the acquired entities is not significant.

NOTE 12 SUBSEQUENT EVENTS

On August 23, 1995, the Company acquired all of the outstanding shares of stock of Multi Metals, Inc., a North Carolina corporation. The total cost of the acquisition, $1,725,026, is payable by promissory note due in twelve equal monthly principal installments with accrued interest thereon at eight percent interest per year with the balance due in one year. The note is secured by a first security interest in the inventory of Multi Metals, Inc. For the six months ended July 31, 1995, Multi Metals, Inc. had net sales of $1,987,983, operating income of $381,645, and net income of $232,156.

In December, 1995, the Company divested its interest in International Extruded Products, LLC and Northland Avenue Properties, LLC with no gain or loss recognized.

Effective March 1, 1996, all of the outstanding stock of Alloy Piping Products, Inc. and the assets of Speedline, a Louisiana partnership, were sold to a company registered with the Securities and Exchange Commission.

                          INDEPENDENT AUDITOR'S REPORT




The Board of Directors
Alloy Piping Products Group
Shreveport, Louisiana


We have audited the accompanying combined balance sheets of Alloy Piping Products Group as of July 31, 1994 and 1995, and the related combined statements of operations, equity, and cash flows for the three years ended July 31, 1993, 1994 and 1995. These financial statements are the responsibility of the Group's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Alloy Piping Products Group as of July 31, 1994 and 1995, and the results of its operations and its cash flows for the three years ended July 31, 1993, 1994 and 1995 in conformity with generally accepted accounting principles.






                                          /s/ ROBERTS, CHERRY AND COMPANY


                                          ROBERTS, CHERRY AND COMPANY

A Corporation of
Certified Public Accountants
Shreveport, Louisiana
June 14, 1996

Item 7(b) PRO FORMA FINANCIAL INFORMATION

     INTRODUCTION TO PRO FORMA FINANCIAL STATEMENTS (UNAUDITED)


     The accompanying unaudited pro forma financial statements reflect the financial position of The Shaw Group Inc. and Subsidiaries ("Shaw") as of February 29, 1996 and the related results of operations for the year ended August 31, 1995, and the six months ended February 29, 1995 and 1996. These unaudited pro forma financial statements (i) give effect to the acquisition (the Word Acquisition) of certain assets and the assumption of certain liabilities of Word Industries Pipe Fabricating, Inc. and certain of its affiliates, T.S.& M. Corporation and T.N. Word as discussed in further detail in Shaw's previously filed Current Report on Form 8-K dated January 30, 1996 as amended by Amendment No. 1 on Form 8-K/A-1; (ii) give effect to acquisition (the APP Acquisition) of all the outstanding capital stock of Alloy Piping Products, Inc. (APP) and the assets of an APP-related entity, Speedline, a Louisiana partnership (Speedline, which collectively with APP and another APP affiliate, shall be referred to herein as Alloy Piping Products Group) as discussed in further detail in Shaw's Current Report on Form 8-K (the "Form 8-K") dated April 17, 1996; and (iii) should be read in conjunction with the Historical Financial Statements of Alloy Piping Products Group included in this Amendment No. 1 to the Form 8-K and Shaw's historical Consolidated Financial Statements contained in Shaw's Annual Report on Form 10-K for the fiscal year ended August 31, 1995, and Shaw's Quarterly Reports on Form 10-Q for the quarters ended November 30, 1995 and February 29, 1996.

     The accompanying unaudited pro forma balance sheet has been prepared as if the APP Acquisition had occurred on February 29, 1996. The Word Acquisition occurred on January 30, 1996 and is included as part of Shaw's historical balance sheet. The accompanying unaudited pro forma statements of income and cash flows have been prepared as if both the Word Acquisition and APP Acquisition had occurred on September 1, 1994. The unaudited pro forma financial statements are not necessarily indicative of the actual financial results of operations or cash flows had the above transactions taken place on the dates indicated, nor do they purport to indicate the future financial position, operating results, or cash flows of Shaw.

                      THE SHAW GROUP INC. AND SUBSIDIARIES
                            PRO FORMA BALANCE SHEET
                                  (UNAUDITED)
                            AS OF FEBRUARY 29, 1996

                ASSETS
                                                                                                                      PRO FORMA
                                                                                      COMBINED          PRO FORMA   CONSOLIDATED
                                                         SHAW            APP         HISTORICAL        ADJUSTMENTS     RESULTS
                                                    ----------------------------------------------------------------------------
Current Assets:

     Cash                                             $4,367,401     $3,017,706     $7,385,107  (1)    ($423,814)     $6,961,293

     Accounts receivable                              63,303,281      6,750,622     70,053,903                        70,053,903

     Receivables from unconsolidated
        entities                                       1,883,555              -      1,883,555                         1,883,555
     Inventories                                      35,297,471     15,684,049     50,981,520  (1)      139,314      51,120,834
     Prepaid expenses                                  1,872,441        273,077      2,145,518  (1)       (5,325)      2,140,193
     Deferred income taxes                               857,400              -        857,400                           857,400
                                                    ----------------------------------------------------------------------------
        Total current assets                         107,581,549     25,725,454    133,307,003          (289,825)    133,017,178

Investment in unconsolidated entities                  1,947,611              -      1,947,611                         1,947,611

Property and equipment:
   Transportation equipment                            1,055,447         74,965      1,130,412  (1)      (23,387)      1,088,360
                                                                                                (3)      (18,665)
   Furniture and fixtures                              4,170,487        932,414      5,102,901  (3)     (515,588)      4,587,313
   Machinery and equipment                            15,829,141     12,028,021     27,857,162  (3)   (4,769,496)     23,087,666

   Buildings and improvements                         10,683,894      5,799,476     16,483,370  (3)   (3,727,130)     12,756,240
   Assets acquired under capital leases                2,891,818              -      2,891,818                         2,891,818
   Land                                                1,952,936      1,028,599      2,981,535  (3)       35,105       3,016,640
                                                    ----------------------------------------------------------------------------
                                                      36,583,723     19,863,475     56,447,198        (9,019,161)     47,428,037
Less:  Accumulated depreciation (including
       amortization of assets acquired under
       capital leases)                                (7,568,129)   (12,269,209)   (19,837,338) (3)   12,269,209      (7,568,129)
                                                    ----------------------------------------------------------------------------
                                                      29,015,594      7,594,266     36,609,860         3,250,048      39,859,908

Other assets, net                                      4,489,694        691,999      5,181,693  (2)     (369,647)      7,212,046
                                                                                                (3)     (100,000)
                                                                                                (7)    2,500,000
                                                    ----------------------------------------------------------------------------
                                                    $143,034,448    $34,011,719   $177,046,167        $4,990,576    $182,036,743
                                                    ============================================================================


See notes and assumptions to unaudited pro forma balance sheet.

                    THE SHAW GROUP INC. AND SUBSIDIARIES
                           PRO FORMA BALANCE SHEET
                                 (UNAUDITED)
                           AS OF FEBRUARY 29, 1996

LIABILITIES AND SHAREHOLDERS' EQUITY

                                                                                                                      PRO FORMA
                                                                                     COMBINED           PRO FORMA    CONSOLIDATED
                                                         SHAW            APP        HISTORICAL         ADJUSTMENTS     RESULTS
                                                    -----------------------------------------------------------------------------
Current liabilities:
     Outstanding checks in excess of
        bank balance                                  $3,430,042              -     $3,430,042            $            $3,430,042
     Accounts payable                                 21,565,802      7,303,010     28,868,812                         28,868,812
     Accrued liabilities                               4,134,144        386,718      4,520,862  (1)         15,000      4,535,862
     Current maturities of long-term debt              1,095,732      2,066,203      3,161,935  (1)     (1,293,633)     2,368,302
                                                                                                (7)        500,000
     Revolving line of credit                         28,041,293      4,854,537     32,895,830  (4)     10,894,000     43,789,830
     Current portion of obligations under
        capital leases                                   386,411              -        386,411                            386,411
     Deferred revenue - prebilled                      1,157,637              -      1,157,637                          1,157,637
     Advanced billings                                 6,799,039              -      6,799,039                          6,799,039
                                                    -----------------------------------------------------------------------------
        Total current liabilities                     66,610,100     14,610,468     81,220,568          10,115,367     91,335,935

Long-term debt, less current maturities               12,634,234      5,016,783     17,651,017  (7)      2,000,000     19,651,017

Obligations under capital leases, less
   current portion                                       542,594              -        542,594                            542,594

Deferred income taxes                                  2,379,593        494,966      2,874,559                          2,874,559

Shareholders' equity:
     Common stock                                     42,933,334        248,911     43,182,245  (6)       (248,911)    49,698,046
                                                                                                (5)      6,764,712
     Retained earnings                                24,762,428     13,640,591     38,403,019  (6)    (13,640,592)    24,762,427
     Treasury stock                                   (6,827,835)             -     (6,827,835)                        (6,827,835)
                                                    -----------------------------------------------------------------------------
     Total shareholders' equity                       60,867,927     13,889,502     74,757,429          (7,124,791)    67,632,638
                                                    -----------------------------------------------------------------------------
                                                    $143,034,448    $34,011,719   $177,046,167          $4,990,576   $182,036,743
                                                    =============================================================================

See notes and assumptions to unaudited pro forma balance sheet.

THE SHAW GROUP INC. AND SUBSIDIARIES
NOTES AND ASSUMPTIONS TO UNAUDITED PRO FORMA BALANCE SHEET
AS OF FEBRUARY 29, 1996

The following notes describe the adjustments to the combined historical results of The Shaw Group Inc. and Subsidiaries (Shaw) and Alloy Piping Products, Inc.
(APP) and an APP-related entity Speedline, a Louisiana partnership (Speedline) to reflect the acquisition (the APP Acquisition) by Shaw of all the outstanding capital stock of APP and the assets of Speedline.


(1) To record elimination of assets and liabilities from Speedline not acquired in conjunction with the APP Acquisition.

(2) To remove prior goodwill on APP's books in conjunction with the APP Acquisition.

(3) To allocate the purchase price paid for fixed assets based upon their appraised fair market values.

(4) To record the draw on Shaw's line of credit to fund the cash portion of the consideration paid in connection with the APP Acquisition.

(5) To record the issuance of 541,177 shares of Shaw's common stock in connection with the APP Acquisition.

(6)  To record elimination of APP's shareholders' equity.

(7) To record an asset and liability associated with a covenant not to compete made in connection with the APP Acquisition.

                      THE SHAW GROUP INC. AND SUBSIDIARIES
                         PRO FORMA STATEMENT OF INCOME
                                  (UNAUDITED)
                   FOR THE SIX MONTHS ENDED FEBRUARY 29, 1996

                                       SIX MONTHS     SIX MONTHS     SIX MONTHS
                                          ENDED          ENDED          ENDED                                          PRO FORMA
                                         2/29/96        2/29/96        2/29/96         COMBINED          PRO FORMA   CONSOLIDATED
                                          SHAW           WORD            APP          HISTORICAL         ADJUSTMENTS    RESULTS
                                        -----------------------------------------------------------------------------------------
Income:
     Sales                              $88,375,248    $12,181,680     31,086,221     $131,643,149       $        -  $131,643,149
     Cost of sales                       72,468,267     11,553,600     24,565,143     $108,587,010 (5)     (163,000)  108,424,010
                                        -----------------------------------------------------------------------------------------
     Gross profit                        15,906,981        628,080      6,521,078       23,056,139          163,000   23,219,139

                                                                                                   (1)        8,537
                                                                                                   (2)      (77,500)
General and administrative                                                                         (5)       (8,639)
   expenses                               9,628,994      1,651,050      4,428,596       15,708,640 (6)      250,000    15,881,038
                                        -----------------------------------------------------------------------------------------
          Operating Income (Loss)         6,277,987     (1,022,970)     2,092,482        7,347,499           (9,398)    7,338,101

Interest expense                         (1,174,079)        (6,680)      (708,641)      (1,889,400)(7)     (468,000)   (2,357,400)
Other income, net                                 -         40,812        518,132          558,944                -       558,944
                                        -----------------------------------------------------------------------------------------
                                         (1,174,079)        34,132       (190,509)      (1,330,456)        (468,000)   (1,798,456)
                                        -----------------------------------------------------------------------------------------
Income before income taxes                5,103,908       (988,838)     1,901,973        6,017,043         (477,398)    5,539,645

Provision for income taxes                1,718,726              -        658,928        2,377,654 (3)     (456,660)    1,920,994
                                        -----------------------------------------------------------------------------------------
Income before earnings (losses)
     from unconsolidated entities         3,385,182       (988,838)     1,243,045        3,639,389          (20,738)    3,618,651
Earnings (losses) from unconsolidated
     entities                               123,163              -              -          123,163                -       123,163
                                        -----------------------------------------------------------------------------------------
     Net income                          $3,508,345      ($988,838)    $1,243,045       $3,762,552         ($20,738)   $3,741,814
                                        =========================================================================================

Net Income per Share                          $0.41                                                                         $0.39
                                        ===========                                                                     =========
Common Shares Outstanding                 8,638,347                                                                     9,478,178(4)
                                        ===========                                                                     =========


See notes and assumptions to unaudited pro forma statement of income.

THE SHAW GROUP INC. AND SUBSIDIARIES
NOTES AND ASSUMPTIONS TO UNAUDITED PRO FORMA STATEMENT OF INCOME
FOR THE SIX MONTHS ENDED FEBRUARY 29, 1996

The following notes describe the adjustments to the combined historical results of The Shaw Group Inc. and Subsidiaries (Shaw), Word Industries, Inc. and affiliates (Word), and Alloy Piping Products, Inc. (APP) and Speedline, a Louisiana partnership (Speedline) to reflect (i) the acquisition (the Word Acquisition) by Shaw of certain assets and the assumption of certain liabilities of Word; and (ii) the acquisition (the APP Acquisition) by Shaw of all the outstanding capital stock of APP and the assets of Speedline.


(1) For the Word Acquisition, represents adjustments to record additional depreciation on the assets acquired based on their adjusted value per the purchase price allocation.

(2) For the Word Acquisition, to eliminate intercompany rent expense due to the acquisition of the plant and office building from an affiliated entity.

(3) To adjust the provision for income taxes for the net loss from the Word Acquisition, the effect of pro forma adjustments, and the income of Speedline.

(4) Common Shares Outstanding include 385,000 and 541,177 shares of Shaw common stock issued in connection with the Word Acquisition and the APP Acquisition, respectively.

(5) For the APP Acquisition, represents adjustments to record additional depreciation on the assets acquired based on their adjusted value per the purchase price allocation.

(6) To adjust compensation for certain APP employees to conform with contractual agreements entered into in connection with the APP Acquisition.

(7) To record additional interest expense due to the net increase in debt resulting from the APP Acquisition.

Interest income related to the loan agreement associated with the Word Acquisition is immaterial to the pro forma statement of income for the six months ended February 29,1996.

                    THE SHAW GROUP INC. AND SUBSIDIARIES
                        PRO FORMA STATEMENT OF INCOME
                                 (UNAUDITED)
                     FOR THE YEAR ENDED AUGUST 31, 1995

                                        YEAR           YEAR           YEAR
                                        ENDED          ENDED          ENDED                                          PRO FORMA
                                       8/31/95        8/31/95        8/31/95        COMBINED            PRO FORMA   CONSOLIDATED
                                        SHAW           WORD            APP         HISTORICAL          ADJUSTMENTS     RESULTS
                                     -------------------------------------------------------------------------------------------
Income:
     Sales                           $135,264,643    $19,808,938    $58,730,187   $213,803,768        $         -   $213,803,768
     Cost of sales                    110,578,027     17,288,856     44,620,586    172,487,469 (5)       (285,500)   172,201,969
                                     -------------------------------------------------------------------------------------------
     Gross profit                      24,686,616      2,520,082     14,109,601     41,316,299            285,500     41,601,799

                                                                                               (1)         17,076
                                                                                               (2)       (155,000)
General and administrative                                                                     (5)        (15,080)
   expenses                            15,022,595      2,992,448      8,425,698     26,440,741 (6)     (1,125,000)    25,162,737
                                     -------------------------------------------------------------------------------------------
          Operating Income (Loss)       9,664,021       (472,366)     5,683,903     14,875,558          1,563,504     16,439,062

Interest expense                       (2,828,968)       (34,333)    (1,295,557)    (4,158,858)(7)       (936,000)    (5,094,858)
Other income, net                         235,619              -        541,097        776,716                  -        776,716
                                     -------------------------------------------------------------------------------------------
                                       (2,593,349)       (34,333)      (754,460)    (3,382,142)          (936,000)    (4,318,142)
                                     -------------------------------------------------------------------------------------------

Income before income taxes              7,070,672       (506,699)     4,929,443     11,493,416            627,504     12,120,920

Provision for income taxes              2,217,058              -      1,672,600      3,889,658 (3)         87,153      3,976,811
                                     -------------------------------------------------------------------------------------------
Income before earnings (losses)
     from unconsolidated entities       4,853,614       (506,699)     3,256,843      7,603,758            540,351      8,144,109
Earnings (losses) from unconsolidated
     entities                            (587,569)             -              -       (587,569)                 -       (587,569)
                                     -------------------------------------------------------------------------------------------
     Net income                        $4,266,045      ($506,699)    $3,256,843     $7,016,189           $540,351     $7,556,540
                                     ===========================================================================================

Net Income per Share                        $0.50                                                                          $0.80
                                     ============                                                                      =========
Common Shares Outstanding               8,552,001                                                                      9,478,178 (4)
                                     ============                                                                      =========


See notes and assumptions to unaudited pro forma statement of income.

THE SHAW GROUP INC. AND SUBSIDIARIES
NOTES AND ASSUMPTIONS TO UNAUDITED PRO FORMA STATEMENT OF INCOME
FOR THE YEAR ENDED AUGUST 31, 1995

The following notes describe the adjustments to the combined historical results of The Shaw Group Inc. and Subsidiaries (Shaw), Word Industries, Inc. and affiliates (Word), and Alloy Piping Products, Inc. (APP) and an APP-related entity Speedline, a Louisiana partnership (Speedline) to reflect (i) the acquisition (the Word Acquisition) by Shaw of certain assets and the assumption of certain liabilities of Word; and (ii) the acquisition (the APP Acquisition) by Shaw of all the outstanding capital stock of APP and the assets of Speedline.


(1) For the Word Acquisition, represents adjustments to record additional depreciation on the assets acquired based on their adjusted value per the purchase price allocation.

(2) For the Word Acquisition, to eliminate intercompany rent expense on Word due to the acquisition of the plant and office building from an affiliated entity.

(3) To adjust the provision for income taxes for the net loss from the Word Acquisition, the effect of pro forma adjustments, and the income of Speedline.

(4) Common Shares Outstanding include 385,000 and 541,177 shares of Shaw common stock issued in connection with the Word Acquisition and the APP Acquisition respectively.

(5) For the Word Acquisition, represents adjustments to record additional depreciation on the assets acquired based on their adjusted value per the purchase price allocation.

(6) To adjust compensation for certain APP employees to conform with contractual agreements entered into in connection with the APP Acquisition.

(7) To record additional interest expense due to the net increase in debt resulting from the APP Acquisition.

Interest income related to the loan agreement associated with the Word Acquisition is immaterial to the pro forma statement of income for the year ended August 31, 1995.